BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

09/25/2020

Work Order Item Number:	W2020092501742 - 842673
Filing Number:	20200935664
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	09/25/2020 14:30:10 PM
Filing Page(s):	4

Indexed Entity Information:

Entity ID: E0127822016-2 | **Entity Name:** Zeuus, Inc.

Entity Status: Active | **Expiration Date:** None

Commercial Registered Agent
NORTHWEST REGISTERED AGENT, LLC.
401 RYLAND ST STE 200-A, Reno, NV 89502, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Commercial Recording Division
202 N. Carson Street

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number
Barbara K. Cegavske	E0127822016-2
Secretary of State	Filing Number
State Of Nevada	20200935664
	Filed On
	09/25/2020 14:30:10 PM
	Number of Pages
	4

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information	Name of entity as on file with the Nevada Secretary of State : **Zeuus, Inc.** Entity or Nevada Business Identification Number (NVID) : NV20161166412
2. Restated or Amended and Restated Articles (Select one): (If amending and restating only, complete section 1, 2 and 6.)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of amendment filing being completed: (Select only one box): (If amending, complete section 1,3,5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☑ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective date and Time: (Optional)	Date: 09/25/2020 Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☒ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☒ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted ☐ Other. The articles have been amended as follows: (provide article numbers, if available) (attach additional page(s) if necessary)
6. Signature: (Required)	X Bassam A.I. Al-Mutawa — Officer Signature of Officer, Incorporator or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Filed in the Office of	Business Number E0127822016-2
Barbara K. Cegavske	Filing Number 20200935664
Secretary of State State Of Nevada	Filed On 09/25/2020 14:30:10 PM
	Number of Pages 4

ACTION BY WRITTEN CONSENT OF DI

BY THE BOARD OF DIRECTORS OF

KRIPTECH INTERNATIONAL, INC.

(the "Company")

A Nevada Corporation

The undersigned, being all of the directors (the "Directors") of Kriptech International, Inc., a Nevada Company, (the "Company") hereby waive the calling or holding of a meeting of the Board of Directors of the Company, consents in writing, as of September 8, 2020, pursuant to the Bylaws of the Company and the Nevada Revised Statutes, hereby consents to the following actions of the Company.

A. The Company wishes to adopt and approve the actions (the "Actions") set forth fully herein as it deems the Actions to be in the best interests of the Company on a going-forward basis.
B. The Company's Directors have received and reviewed, concurrently herewith, consent to take the Actions from holders of at least 76% of the voting shares of Company common stock issued and outstanding.
C. This Resolution of the Company's Board of Directors shall become effective immediately.

IT IS RESOLVED THAT:

1. **NAME CHANGE**

WHEREAS, the Board of Directors of this Company has determined that it is in the best interest of the Company and its shareholders that the Company amend its Articles of Incorporation to change its name from "Kriptech International, Inc." to "Zeuus, Inc." (the "Name Change") to better reflect the Company's new business of financial services;

WHEREAS, Section 78.390 of the Nevada Revised Statutes requires the filing of a Certificate of Amendment to the Articles of Incorporation (the "Certificate of Amendment") in the office of the Secretary of the State of Nevada to amend the Articles of Incorporation of the Company to change the Company's name; and

WHEREAS, the Board of Directors of this Company has determined that it is in the best interest of the Company and its shareholders to adopt, approve and file the Certificate of Amendment, in the form as attached hereto as Exhibit A to effect the Name Change.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of this Company hereby adopts and approves the Certificate of Amendment in the form as attached hereto as Exhibit A; and be it

RESOLVED, FURTHER, that, upon shareholder approval of the Certificate of Amendment, the proper officers of this Company be, and hereby are, authorized, empowered and instructed, in the name of and on behalf of the Company, and as the act of the Company, to make, prepare and file the Certificate of Amendment with the Nevada Secretary of State, in accordance with the provisions of Section 78.390 of the Nevada Revised Statutes.

2. **OMNIBUS RESOLUTION.**

RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized, empowered and directed in the name and on behalf of the Company, to take any and all actions reasonably necessary or appropriate to carry out the intent of the above resolutions, including the execution of documents, issuance of share certificates, warrants, debentures and making any filings with federal and state securities authorities as they deem necessary or appropriate, and that any and all actions taken by the officers in connection therewith are hereby ratified, confirmed, and approved.

CERTIFICATION

I hereby certify that the foregoing is a true and correct copy of a Resolution duly passed by the unanimous written consent of the Directors of Kriptech International, Inc., and that the said Resolution is now in full force and effect.

Bassam A.I. Al-Mutawa
Title: Director
Dated: September 8, 2020

The foregoing instrument was acknowledged before me in Norfolk, VA this 8th of September 2020, by Bassam A.I. Al-Mutawa, who has produced a passport as identification.

KETSIA MCCLEASE
Electronic Notary Public
Commonwealth of Virginia
Registration No. 127724
My Commission Expires Apr 30, 2023

Ketsia McClease